SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                       First Niagara Financial Group, Inc.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4.    Proposed maximum aggregate value transaction:

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      5.    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

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      4.    Date Filed:

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

                       First Niagara Financial Group, Inc.
                             6950 South Transit Road
                                  P.O. Box 514
                          Lockport, New York 14095-0514

                                 March 21, 2002

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of First Niagara Financial Group, Inc. (the "Company"). Our Annual Meeting will be held at Sean Patrick's Banquet Facility, 3480 Millersport Highway, Getzville, New York, on Tuesday, May 7, 2002 at 10:00 a.m.

      The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to questions that stockholders may have. Also enclosed for your review is our Annual Report on Form 10-K, which contains detailed information concerning the activities and operating performance of the Company.

      The business to be conducted at the Annual Meeting consists of the election of four directors, the approval of the 2002 Long-Term Incentive Stock Benefit Plan, and the ratification of the appointment of independent auditors for the year ending December 31, 2002. The Board of Directors of the Company unanimously recommends a vote "FOR" the election of directors, "FOR" the approval of the 2002 Long-Term Incentive Stock Benefit Plan, and "FOR" the ratification of the appointment of KPMG LLP as the Company's independent auditors.

      On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares that you own.

                                                Sincerely,

                                                /s/ William E. Swan
                                                William E. Swan
                                                Chairman, President and
                                                Chief Executive Officer

                       First Niagara Financial Group, Inc.
                             6950 South Transit Road
                                  P.O. Box 514
                          Lockport, New York 14095-0514
                                 (716) 625-7500

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held On May 7, 2002

      Notice is hereby given that the Annual Meeting of Stockholders of First Niagara Financial Group, Inc. (the "Company") will be held at Sean Patrick's Banquet Facility, 3480 Millersport Highway, Getzville, New York, on Tuesday, May 7, 2002 at 10:00 a.m., Eastern Daylight Time.

      A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

      The Annual Meeting is for the purpose of considering and acting upon:

      1.    The election of four directors;
      2.    The approval of the 2002 Long-Term Incentive Stock Benefit Plan;
      3. The ratification of the appointment of KPMG LLP as independent auditors for the Company for the year ending December 31, 2002; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

      Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, including all adjournments of the Annual Meeting. Stockholders of record at the close of business on March 11, 2002 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at 6950 South Transit Road, Lockport, New York for a period of ten days prior to the Annual Meeting and will also be available for inspection at the meeting itself.

      EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                              By Order of the Board of Directors

                                              /s/ Robert N. Murphy
March 21, 2002                                Robert N. Murphy
Lockport, New York                            Corporate Secretary

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THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE OF FURTHER REQUESTS FOR
PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. STOCKHOLDERS CAN ALSO VOTE SHARES OVER THE INTERNET OR BY TELEPHONE. INTERNET AND TELEPHONE VOTING INSTRUCTIONS ARE ENCLOSED.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                       First Niagara Financial Group, Inc.
                             6950 South Transit Road
                                  P.O. Box 514
                          Lockport, New York 14095-0514
                                 (716) 625-7500

                         ANNUAL MEETING OF STOCKHOLDERS
                                   May 7, 2002

      This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of First Niagara Financial Group, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at Sean Patrick's Banquet Facility, 3480 Millersport Highway, Getzville, New York, on Tuesday, May 7, 2002, at 10:00 a.m., Eastern Daylight Time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about March 29, 2002.

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                              REVOCATION OF PROXIES
--------------------------------------------------------------------------------

      Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted "FOR" Proposal 1, Proposal 2 and Proposal 3, as set forth in this proxy statement for consideration at the Annual Meeting.

      A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

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                                VOTING SECURITIES
--------------------------------------------------------------------------------

      Holders of record of the Company's common stock, par value $.01 per share (the "Common Stock") as of the close of business on March 11, 2002 (the "Record Date") are entitled to one vote for each share then held, except as described below. As of the Record Date, the Company had 25,944,112 shares of Common Stock issued and outstanding (exclusive of Treasury shares). The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum at this Annual Meeting. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented, at the time of this Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

      In accordance with the provisions of the Company's Certificate of Incorporation, record holders of Common Stock who beneficially own in excess of 5% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board to implement and apply the Limit. This Limit does not apply to shares of Common Stock held by First Niagara Financial Group, MHC.

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                 VOTING PROCEDURES AND METHOD OF COUNTING VOTES
--------------------------------------------------------------------------------

      As to the election of Directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR the election of the four nominees proposed by the Board, or to WITHHOLD AUTHORITY to vote for the nominees being proposed. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for the nominees being proposed is withheld.

      As to the approval of the 2002 Long-Term Incentive Stock Benefit Plan, by checking the appropriate box, a stockholder may: (i) vote FOR the item; (ii) vote AGAINST the item; or (iii) ABSTAIN from voting on such item. Under the Company's Certificate of Incorporation and Bylaws, the approval of this matter shall be determined by a majority of the votes cast, without regard to broker non-votes, or proxies marked ABSTAIN. However, under New York banking regulations, in order for Directors who are also members of the board of trustees of First Niagara Financial Group, MHC to participate in the Stock Benefit Plan, the affirmative vote of the holders of a majority of the total shares of Common Stock outstanding, excluding shares held by First Niagara Financial Group, MHC, is required. Under this standard, broker non-votes and abstentions will have the same effect as a vote against the plan.

      As to the ratification of KPMG LLP as independent auditors of the Company, by checking the appropriate box, a stockholder may: (i) vote FOR the item; (ii) vote AGAINST the item; or (iii) ABSTAIN from voting on such item. Under the Company's Certificate of Incorporation and Bylaws, the ratification of this matter shall be determined by a majority of the votes cast, without regard to broker non-votes, or proxies marked ABSTAIN.

      Proxies solicited hereby will be returned to the Company, and will be tabulated by inspectors of election designated by the Board.

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                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
--------------------------------------------------------------------------------

      Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership. The following table sets forth, as of March 11, 2002, the shares of Common Stock beneficially owned by persons who beneficially own more than five percent of the Company's outstanding shares of Common Stock, and the shares owned by First Niagara Financial Group, MHC and its Directors and executive officers.

                                                        Amount of Shares
                                                        Owned and Nature                  Percent of Shares
         Name and Address of                             of Beneficial                     of Common Stock
          Beneficial Owners                                 Ownership                        Outstanding
          -----------------                             ----------------                  -----------------

First Niagara Financial Group, MHC                     15,849,650                         61.1%
6950 S. Transit Road
Lockport, New York 14094

First Niagara Financial Group, MHC                     16,935,048                         64.1%
 and all Directors and Executive Officers
 as a Group (16 persons)(1)

----------
(1) The Company's executive officers and certain of its directors are also executive officers and directors of the Mutual Holding Company.

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                       PROPOSAL I - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

      The Company's Board of Directors consists of ten members. The Company's Bylaws provide that approximately one-third of the Directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year term or until their respective successors shall have been elected and shall qualify. Four Directors will be elected at the Company's Annual Meeting of Stockholders to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Board of Directors has nominated Messrs. Bisgrove, Jr., Currie, Mancuso and Weber for election as Directors.

      The following table sets forth certain information, as of March 11, 2002, regarding the Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE
                     NOMINEES LISTED IN THE PROXY STATEMENT

                                                                                               Shares
                              Position(s) Held With                 Director   Expiration    Beneficially   Percent of
         Name                      the Company           Age        Since(1)     of Term       Owned(2)        Class
----------------------       ----------------------  -----------  -----------  ----------    ------------   ----------
                                                             NOMINEES

John J. Bisgrove, Jr.               Director             62          2000          2005        12,400(3)          *
James W. Currie                     Director             60          1987          2005        72,675(4)          *
B. Thomas Mancuso                   Director             46          1990          2005        39,845(4)          *
Robert G. Weber                     Director             64          1996          2005        56,775(4)          *

                                                    DIRECTORS CONTINUING IN OFFICE

Gary B. Fitch                       Director             66          1981          2003        34,675(4)          *
Daniel W. Judge                     Director             59          1992          2003        52,675(4)          *
James Miklinski                     Director             58          1996          2003        59,225(4)          *
Gordon P. Assad                     Director             53          1995          2004        40,175(4)          *
Harvey D. Kaufman                   Director             66          2000          2004        17,460(3)          *
William E. Swan              Chairman, President and     54          1996          2004       270,258(5)         1.04%
                             Chief Executive Officer

                                                EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Paul J. Kolkmeyer            Executive Vice President    49           N/A           N/A       152,077(6)          *
G. Gary Berner               Executive Vice President    54           N/A           N/A        96,428(7)          *
Kathleen P. Monti            Executive Vice President    53           N/A           N/A        99,112(8)          *
Daniel A. Dintino, Jr.         Senior Vice President     39           N/A           N/A        27,355(9)          *
Daniel E. Cantara              Senior Vice President     42           N/A           N/A        20,114(10)         *
Frank J. Polino                Senior Vice President     42           N/A           N/A        34,149(11)         *
All directors and executive
officers as a group
 (16 persons)                          --                --            --            --     1,085,398(12)(13)    4.11%

----------
*     Less than 1%
(1)   Includes initial appointment to the Board of Directors of First Niagara
      Bank.
(2) Unless otherwise indicated, each person effectively exercises sole (or shared with spouse) voting and dispositive power as to the shares reported.
(3) Includes 2,460 shares subject to options that are currently exercisable, and 5,000 shares granted under the RRP, which are subject to future vesting, but as to which voting may currently be directed.
(4) Includes 21,800 shares subject to options that are currently exercisable, and 7,360 shares granted under the RRP, which are subject to future vesting, but as to which voting may currently be directed.
(5) Includes 145,400 shares subject to options that are currently exercisable, and 49,400 shares granted under the RRP, which are subject to future vesting, but as to which voting may currently be directed.
(6) Includes 72,600 shares subject to options that are currently exercisable, and 24,700 shares granted under the RRP, which are subject to future vesting, but as to which voting may currently be directed.
(7) Includes 50,300 shares subject to options which are currently exercisable, and 18,100 shares granted under the RRP, which are subject to future vesting, but as to which voting may currently be directed.
(8) Includes 52,000 shares subject to options that are currently exercisable, and 17,600 shares granted under the RRP, which are subject to future vesting, but as to which voting may currently be directed.
(9) Includes 7,000 shares subject to options that are currently exercisable, and 16,000 shares granted under the RRP, which are subject to future vesting, but as to which voting may currently be directed.
(10) Includes 20,000 shares granted under the RRP, which are subject to future vesting, but as to which voting may currently be directed.
(11) Includes 8,650 shares subject to options that are currently exercisable, and 20,000 shares granted under the RRP, which are subject to future vesting, but as to which voting may currently be directed.
(12)  Includes 493,470 shares subject to options that are currently exercisable.
(13) Includes 8,373 shares of Common Stock allocated to the accounts of executive officers under the ESOP and excludes the remaining 1,058,859 shares of Common Stock, or 4.1% of the shares of Common Stock outstanding, owned by the ESOP for the benefit of the employees. Under the terms of the ESOP, shares of Common Stock allocated to the account of employees are voted in accordance with the instructions of the respective employees. Unallocated shares are voted by the ESOP Trustees in the manner calculated to most accurately reflect the instructions they have received from the participants regarding the allocated shares, unless their fiduciary duties require otherwise.

      The business experience for the past five years of each of the Company's directors and executive officers is as follows:

      Gordon P. Assad is the President and Chief Executive Officer of Erie & Niagara Insurance Association and has served in that position since 1972.

      John J. Bisgrove, Jr. is retired and was the President and Owner of Red Star Express Lines.

      James W. Currie is the President of Ag Pak, Inc., a manufacturer of produce packaging machines, and has served in that position since 1974.

      Gary B. Fitch is the President and Owner of Ontario Orchards, Inc., and has served in that position since 1976. Mr. Fitch also serves as the Executive Secretary of Agricultural Affiliates, Inc. and has served in that position since 1991.

      Daniel W. Judge is the President of Dansam, Inc., a business management services firm. He has been in that position since 1990.

      Harvey D. Kaufman is retired and was the Superintendent for the Cortland City School District.

      B. Thomas Mancuso is the President of Joseph L. Mancuso & Sons, Inc., a real estate development company, and has served in that position since 1990.

      James Miklinski is the General Manager of Niagara Milk Cooperative, and has served in that position since 1990.

      William E. Swan has served as President and Chief Executive Officer since July 1989. In January 2001, Mr. Swan was also appointed Chairman of the Board.

      Robert G. Weber is a retired Buffalo Office Managing Partner of KPMG LLP where he served from 1959 to 1995.

      Executive Officers of the Bank Who Are Not Directors

      Paul J. Kolkmeyer was elected Executive Vice President and Chief Banking Officer in February 2001. He served as Executive Vice President and Chief Operating Officer from May 2000 until February 2001. From 1995 to 2000, he served as Executive Vice President and Chief Financial Officer of First Niagara Bank.

      G. Gary Berner was elected Executive Vice President and Chief Lending Officer in February 2001. Prior to that, he served as Senior Vice President and Chief Lending Officer of First Niagara Bank, a position he had held since 1992.

      Kathleen P. Monti was elected Executive Vice President and Chief Administrative Officer in February 2001. Since 1999, she served as Executive Vice President of Human Resources and Administration of First Niagara Bank. From 1995 to 1999 Ms. Monti served as Senior Vice President of Human Resources.

      Daniel A. Dintino, Jr. was elected Senior Vice President and Chief Financial Officer in October 2000. From 1999 to October 2000, he was Senior Vice President - Performance Management at HSBC Bank (USA). Prior to 1999, he served as Senior Vice President - Mortgage Operations at HSBC Mortgage Corporation.

      Daniel E. Cantara was elected Senior Vice President and Chief Financial Services Officer in June 2001. Prior to that, he was a partner in Chiampou, Cantara, Travis & Dansa, a Western New York public accounting firm.

      Frank J. Polino was elected Senior Vice President and Chief Information Officer in February 2001. Mr. Polino joined First Niagara Bank in March 1999 as the Vice President of Information Technology. Prior to joining the Company, he was a Business Development Manager for IKON Technology Services, Inc. and Unisys Corporation.

Meetings of the Board and Committees of the Board

      The Board of Directors of First Niagara Financial Group meets quarterly, or more often as may be necessary. The Board of Directors of the Company has an executive committee, an audit committee, a compensation committee and a governance committee.

      The Board of Directors of the Company met seven times during 2001. No Director attended fewer than 75% in the aggregate of the total number of Board meetings held and the total number of committee meetings on which he or she served during 2001, including Board and committee meetings of any subsidiary bank in which he or she served.

      The Executive Committee meets as necessary when the Board is not in session to exercise general control and supervision in all matters pertaining to the interests of First Niagara Financial Group, subject at all times to the direction of the Board of Directors. The Executive Committee met three times in 2001. Messrs. Weber (Chairman), Assad, Judge, Miklinski and Swan comprise the current membership of the Executive Committee.

      The Audit Committee meets at least quarterly to examine and approve the Company's audit report, to review quarterly and annual financial statements filed with the SEC, to review and recommend the appointment of independent auditors, to review the internal audit function and internal accounting controls, to review and approve audit policies and any other matters as deemed appropriate. The Audit Committee met four times in 2001. Messrs. Currie (Chairman), Bisgrove, Fitch, Kaufman and Weber comprise the current membership of the Audit Committee.

      The Compensation Committee reviews and administers compensation, including stock options and stock awards, benefits and other matters of personnel policy and practice. The Compensation Committee met twelve times during 2001. Messrs. Assad (Chairman), Judge, Mancuso and Weber comprise the current membership of the Compensation Committee.

      The Governance Committee was formed for the purpose of identifying, evaluating and recommending potential candidates for election to the Board. During 2001, the Governance Committee met four times. In 2001, the responsibilities of the Governance Committee were expanded to include reviewing the effectiveness of board meetings and board committees and to establish and review board governance guidelines. Messrs. Miklinski (Chairman), Judge, Swan and Weber currently serve as the members of the Governance Committee.

Audit Committee Report

      The Audit Committee operates under a written charter adopted by the Board of Directors, which was included as an appendix to the Company's proxy statement dated March 28, 2001. Each member of the Audit Committee satisfies the definition of independent director as established by the National Association of Securities Dealers.

      Management is responsible for the Company's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

      As part of its ongoing activities, the Audit Committee has:

            o Reviewed and discussed with management, and the independent auditors, the Company's audited consolidated financial statements for the fiscal year ended December 31, 2001;

            o Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

            o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence from the Company.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and be filed with the SEC. In addition, the Audit Committee recommended that the Board of Directors appoint KPMG LLP as the Company's independent auditors for the year ending December 31, 2002, subject to the ratification of this appointment by the stockholders.

      This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                               The Audit Committee

               John J. Bisgrove, Jr.     James W. Currie (Chairman)
               Gary B. Fitch             Harvey D. Kaufman
                                 Robert G. Weber

Compensation of Directors

      Fees. Directors of the Company receive a retainer fee of $8,000 ($10,000 for the Chairman of the Executive Committee), plus a fee of $700 per board meeting attended and $400 per committee meeting attended ($500 for the Chairman of the Committee). Directors who are also employees do not receive board fees.

      Deferred Fees Plan. The Directors' Deferred Fees Plan ("Deferred Fee Plan") is a non-qualified deferred compensation plan into which a Director can defer up to 100% of his or her board retainer and fees earned during the calendar year. All amounts deferred by a Director are fully vested at all times. Amounts credited to a deferred fee account are invested in equity securities, fixed income securities, money market accounts, or cash, at the sole discretion of the Company. Upon cessation of a Director's service with the Company, the Company will pay the Director the amounts credited to his or her account. The amounts will be paid in a number of substantially equal annual installments, as selected by the Director at the time the deferral is made.

      If the Director dies before all payments have been made, the remaining payments will be made to the Director's designated beneficiary. In the event of the Director's death prior to the commencement of benefits, the Company shall pay the Director's beneficiary the amounts credited to the benefit of the Director under the Deferred Fee Plan, in a single lump sum payment or in a number of substantially equal annual installments as elected by the Director at the time the election to defer was made. In the event of an unforeseeable emergency that will result in a severe financial hardship, the Director may request a distribution of all or part of his or her benefits or may request an acceleration of benefits that are being paid, as applicable.

      Stock Option Plan and Recognition and Retention Plan. Directors are eligible to participate in and have received awards under the 1999 Stock Option Plan and the 1999 Recognition and Retention Plan ("RRP"). On May 1, 2001 each Outside Director of the Company was granted a non-qualified Stock Option to purchase 2,300 shares of Common Stock. These options are scheduled to vest at the rate of 20% per year over a five-year period and will become immediately exercisable upon the director's normal retirement, death or disability. Similarly, on May 1, 2001, restricted stock awards were granted to Messrs. Bisgrove and Kaufman with respect to 5,000 shares of Common Stock. These awards are also scheduled to vest in 20% increments over a five-year period, with accelerated vesting to occur in the event of the director's normal retirement, death or disability. Directors will also be eligible to participate in the 2002 Long-Term Incentive Stock Benefit Plan being proposed for stockholder approval at this Annual Meeting.

Executive Compensation

      The following table sets forth for the three years ended December 31, 2001, 2000 and 1999, certain information as to the total remuneration paid by the Company to the Chief Executive Officer as well as the four most highly compensated executive officers other than the Chief Executive Officer who received total annual compensation in excess of $100,000 (the "Named Executive Officers").

                     Annual Compensation                                           Long-Term Compensation
----------------------------------------------------------   -------------------------------------------------------------------
                                                                        Awards                            Payouts
                                                              -------------------------      ------------------------------
                            Year                                  Other       Restricted
       Name and             Ended                                Annual          Stock        Stock      LTIP       All Other
  Principal Position        12/31       Salary    Bonus(1)   Compensation(2)   Awards(3)     Options   Payouts   Compensation(4)
  ------------------        -----       ------    --------   ---------------   ---------     -------   -------   ---------------
William E. Swan              2001     $ 345,000   $ 71,014    $     --         $      --      15,000      --       $ 12,553
Chairman, President and      2000       343,212    116,102          --           253,750      83,000      --         24,332
 Chief Executive Officer     1999       329,002    133,575          --           483,750     182,000      --         87,167

Paul J. Kolkmeyer            2001       215,000     47,626          --                --       8,000      --         11,982
Executive Vice President     2000       201,059     62,925          --           126,875      41,000      --         17,086
                             1999       165,369     55,961          --           241,875      91,000      --         44,613

G. Gary Berner               2001       166,097     38,275          --            18,900      10,250      --         32,500
Executive Vice President     2000       152,109     39,193          --            86,094      28,000      --         28,863
                             1999       144,809     39,678          --           161,250      61,750      --         44,256

Kathleen P. Monti            2001       151,000     34,532          --                --       5,000      --         28,507
Executive Vice President     2000       139,797     45,162          --            90,625      30,000      --         25,899
                             1999       125,674     34,438          --           172,000      65,000      --         36,506

Daniel E. Dintino, Jr.       2001       150,000     27,251          --                --          --      --         11,066
Senior Vice President        2000(5)     24,231     15,000          --           180,626      35,000      --            341

----------
(1) Includes payments under the Bank's Management Incentive Program and other discretionary payments.
(2) The Bank also provides certain members of senior management with the use of an automobile, club membership dues, and certain other personal benefits. The aggregate value of such personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each officer.
(3) Amounts reported in this column represent the fair value of the restricted stock awards at the date of the grant. Awards vest over a five-year period. Dividends paid with respect to all shares awarded are paid to the recipient of the award. At December 31, 2001, an aggregate of 125,800 shares of restricted stock were held by the Named Executive Officers, with an aggregate market value of $2,117,214.
(4) Includes the following: the Bank's contributions pursuant to the 401(k) Plan of $7,451, $7,526, $8,070, $6,767, and $7,563 with respect to Messrs.
      Swan, Kolkmeyer, Berner, and Dintino and Ms. Monti, respectively; split dollar life insurance premiums paid by the Bank of $19,875 with respect to Mr. Berner and Ms. Monti; income imputed on group term life insurance in excess of $50,000 per employee of $1,074, $427, $526, $270, and $469 with respect to Messrs. Swan, Kolkmeyer, Berner and Dintino and Ms. Monti, and $4,028 for Messrs. Swan, Kolkmeyer, Berner and Dintino and $600 for Ms. Monti, relating to medical insurance premiums.
(5) Mr. Dintino's employment with the Company commenced October 2000. Accordingly, compensation information for 2000 is for the ten-week period ended December 31, 2000.

Report of the Compensation Committee on Executive Compensation

      The Compensation Committee annually reviews the compensation levels of the executive officers and recommends changes to the Board of Directors. The Committee is composed entirely of outside, non-employee directors. It is intended that the executive compensation program will enable the Company to attract, develop and retain qualified executive officers who are capable of maximizing the Company's performance for the benefit of the stockholders. The Committee has adopted a compensation strategy that seeks to provide competitive compensation strongly aligned with the financial and stock performance of the Company. The compensation program has three key elements: base salary, annual incentives and long-term incentives.

      In 2001, an independent review of the total compensation of the executive group was conducted by a nationally recognized compensation consulting firm. Compensation levels were compared to other similarly situated publicly-traded financial services companies. The review determined that base salaries and the combination of base salaries, cash incentives and equity compensation are within the competitive range of similarly situated financial services companies.

      Base salary and changes to base salary reflect a variety of factors including the results of the independent review of the competitiveness of the total compensation program, contribution to the long-term goals of the Company, and recent results. Each of the named executive officers is a party to an employment agreement providing for a minimum base salary, which may be increased, but not decreased. Payouts under the annual incentive plan (the management incentive plan, or "MIP") are determined by return on equity performance relative to other similarly situated financial services companies. Individual payouts are a function of the Company's financial performance and the performance of the individual executive. The Committee believes that this funding formula provides a direct link between financial performance and actual compensation. The range in incentive opportunities under the MIP for executives and all other officers reflect opportunities that approximate the median of those provided for similar positions by similarly situated financial services companies.

      On May 18, 1999, the Company's stockholders adopted the Stock Option Plan and Recognition and Retention Plan for outside directors, executives and other employees. Awards of stock options and restricted stock were made to executive officers during 2001. The options are exercisable and the shares generally vest at the rate of 20% per year over a five-year period. The Committee believes that long-term incentives are the most effective way of aligning executive compensation with the creation of value for the shareholders through stock appreciation. Stock options and restricted stock awards were allocated by the Committee based upon the executive officer's level of responsibility and contributions to the Company. Future awards will be dependent on the Company and individual performance, as well as competitive market conditions.

      In making determinations as to Mr. Swan's compensation, the Committee is operating under the terms of the previously disclosed employment agreement between Mr. Swan and the Company. Mr. Swan's base salary was $345,000 in 2001, and he was provided a cash bonus of $71,014, under the terms of the MIP. During fiscal 2001, and as identified in the Summary Compensation Table, Mr. Swan was granted 15,000 stock options. The Compensation

Committee determined these awards based on a study of other comparable institutions, its philosophy on the importance of emphasizing equity participation, and its evaluation of the CEO's long-term contribution to the Company's performance. The Committee took these actions to recognize the CEO's accomplishments in successfully building an institution and management team capable of leading a public company and his ability to manage the ongoing transition and future direction of the Company.

                           The Compensation Committee

          Gordon P. Assad (Chairman)              Daniel W. Judge
          B. Thomas Mancuso                       Robert G. Weber

Stock Performance Graph

      Set forth hereunder is a stock performance graph comparing (a) the cumulative total return on the Common Stock for the period beginning with the last trade of the Company's stock on April 20, 1998, as reported by the Nasdaq National Market, through December 31, 2001, (b) the cumulative total return on stocks included in the Nasdaq Composite Index over such period, and (c) the cumulative total return of publicly traded thrifts or thrift holding companies in the mutual holding company structure over such period. Cumulative return assumes the reinvestment of dividends, and is expressed in dollars based on an assumed investment of $100.

    [The following was represented by a line graph in the printed material.]

                            Stock Price Performance
                 April 20 [Inception], 1998 - December 31, 2001

First Niagara Financial Group, Inc.
Stock Performance Analysis

            --------------------------------------------------------------------
    Date      First Niagara Financial       NASDAQ Composite         MHC Thrift
   4/20/98            100.00                     100.00                100.00
   6/30/98             90.42                     100.12                 87.43
  12/31/98             63.20                     117.30                 62.56
   6/30/99             66.03                     143.59                 63.63
  12/31/99             64.07                     213.22                 55.64
   6/30/00             58.60                     207.81                 59.76
  12/31/00             67.59                     129.45                 77.58
   6/30/01             98.34                     113.42                 89.45
  12/31/01            107.81                     102.55                100.97
            --------------------------------------------------------------------


Employment Agreements

      The Bank has entered into employment agreements with each of Messrs. Swan, Kolkmeyer, Berner, Dintino, Cantara and Polino and Ms. Monti. The employment agreements have terms ranging from twelve to thirty-six months. On each anniversary date, an employment agreement may be extended for an additional twelve months, so that the remaining term shall be from twelve to thirty-six months. If the agreement is not renewed, the agreement will expire at the end of its term. Under the employment agreements, the 2002 base salary for Messrs. Swan, Kolkmeyer, Berner, Dintino, Cantara and Polino and for Ms. Monti is $365,000, $228,000, $178,000, $156,000, $153,000, $126,000 and $161,000
respectively. The base salary may be increased but not decreased. The employment agreements also provide that the executive is entitled to participate in an equitable manner with other executive officers in discretionary bonuses declared by the Board. In addition to base salary and bonus, the employment agreements provide for, among other things, participation in retirement plans and other employee and fringe benefits applicable to executive personnel. The agreements provide for termination by the Company for cause at any time. In the event the Company involuntarily terminates the executive's employment for reasons other than for cause, the executive, or in the event of death, his or her beneficiary would be entitled to severance pay in an amount equal to three times base salary (in the case of Messrs. Swan and Kolkmeyer), or two times base salary (in the case of Mr. Berner and Ms. Monti) and one times base salary (in the case of Messrs. Dintino, Cantara and Polino). For these purposes, involuntary termination includes a constructive termination where the Company (i) fails to appoint or reappoint the executive to his or her present position, (ii) materially changes the executive's functions, duties or responsibilities, which change would cause the executive's position to become one of lesser responsibility, importance or scope, (iii) relocates the executive's place of employment by more than 100 miles, (iv) liquidates or dissolves other than in connection with a reorganization that does not affect the executive's status, or
(v) breaches the employment agreement. The Company will also continue the executive's health coverage through the remaining term of the employment agreement. In the event the payments to the executive would include an "excess parachute payment" as defined by Code Section 280G (relating to payments made in connection with a change in control), the payments would be reduced in order to avoid having an excess parachute payment.

      In the event of an executive's death while employed during the term of an employment agreement, the Company will pay the executive's estate the executive's salary through the end of the calendar month in which the executive dies. If the executive becomes disabled (as defined in the Company's disability plan), the employment agreement will remain in effect through the term of the agreement, except that the executive's salary payments will be reduced by any disability insurance payments made to the executive.

Deferred Compensation Plan

      The Company has a deferred compensation plan for the benefit of certain senior executives that it has designated to participate in the plan. Under the Plan, the Company annually credits an executive's deferred compensation account with an amount determined in the sole discretion of the Board. The amounts credited to the executive's deferred compensation account are annually credited with earnings, at a rate determined in the sole discretion of the Board. An executive will vest in amounts credited to his account at the rate of 20% per year, beginning in the sixth year of participation until the executive is fully vested after 10 years of participation. For these purposes, an executive's years of participation will be equal to the executive's number of whole years of employment with the Company measured from the date that an executive becomes a participant under the Plan. Notwithstanding the above, an executive shall be fully vested in his deferred compensation account upon attaining age 60 with five years of participation or in the event of a change in control of the Company. Benefits are payable to the executive in fifteen substantially equal annual payments commencing (i) 30 days after the executive has attained age 60, or (ii) 30 days after the executive terminates employment, if after age 60, or due to disability. In the event of the executive's death after benefits commence, the Company will pay the remaining benefits to the executive's beneficiary over the remainder of the payment term. In the event of the executive's death after termination of employment but prior to commencement of benefit payments, the Bank will pay the executive's benefit to the executive's beneficiary in fifteen substantially equal annual payments commencing within 30 days of the executive's death. In the event of the executive's death prior to termination of employment, the executive will forfeit all benefits under the Plan. In the event of an unforeseeable emergency which will result in a severe financial hardship, the executive may request a distribution of all or part of his benefits or may request an acceleration of benefits that are being paid to him, as applicable.

      Messrs. Swan, Kolkmeyer, Berner and Ms. Monti are participants in the Non-qualified Plan. For the year ended December 31, 2001, Messrs. Swan, Kolkmeyer, Berner and Ms. Monti had $38,166, $15,398, $16,126 and $12,149,
respectively, credited to their deferred compensation accounts.

Defined Benefit Pension Plan

      The Company maintains a qualified, tax-exempt defined benefit pension plan ("Retirement Plan"). On January 1, 2001 the Retirement Plan was amended to change the formula for calculating benefits and to include employees of certain affiliates as eligible participants. Employees age 21 or older who have worked at the Company or an affiliate for a period of one year and have been credited with 1,000 or more hours of service during the year are eligible to accrue benefits under the Plan. However, leased employees, employees paid on a contract basis, employees employed off-site in connection with the operation or maintenance of properties acquired through foreclosure or deed are not eligible to participate. The benefit formula was changed to 30% of the average annual earnings, multiplied by a fraction determined as follows: the number of years of credited service to the date of termination divided by the greater of i) 25 years or ii) the total number of years of credited service to a participant's normal retirement date. Participants in the Retirement Plan who continued in active employment on or after January 1, 2001 will have a Normal Retirement Benefit that is not less than the accrued benefit under the prior formula disregarding any service on or after January 1, 2001. The benefit formula prior to amendment was as follows: 2% of average annual earnings, multiplied by credited service prior to April 1, 1998 plus 1.25% of average annual earnings, multiplied by credited service after April 1, 1998. Total credited service under the prior formula was limited to 30 years. Participants in the Retirement Plan who continued in active employment on or after January 1, 2001 will have a Normal Retirement Benefit that is not less than the benefit under the prior formula, disregarding any service on or after January 1, 2001.

      In the event of retirement at normal retirement age (i.e. the later of age 65 or the 5th year of participation in the Retirement Plan), the Plan is designed to provide a single life annuity. With respect to married participants, the normal form of benefit is an actuarially reduced joint and survivor annuity where, upon the participant's death, the participant's spouse is entitled to receive a benefit equal to 50% of that paid during the participant's lifetime. Alternatively, a participant may elect (with proper spousal consent, if necessary) a joint and 100% survivor annuity, or an annuity payable for a period certain and life. All forms in which a participant's benefit may be paid will be actuarially equivalent to the single life annuity. Retirement benefits are also payable upon retirement due to early or late retirement or death. A reduced benefit is payable upon early retirement at age 60, at or after age 55 and the completion of 20 years of vested service, or after completion of 30 years of vested service. Upon termination of employment other than as specified above, a participant who has five years of credited service after age 18 is eligible to receive his or her accrued benefit commencing, generally, on his or her normal retirement date.

      The Company contributes each year, if necessary, an amount to the Retirement Plan to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). For the Plan Year ended September 30, 2001, no contribution was required to be made to the Retirement Plan. At September 30, 2001, the market value of the Retirement Plan trust fund equaled approximately $9.7 million.

      The following table indicates the annual retirement benefit that would be payable from the Retirement Plan under the amended benefit formula upon retirement at age 65 in calendar year 2001, expressed in the form of a single life annuity for the average annual earnings and years of credited service specified below.

------------------------------------------------------------------------------------------------------------
                                       Years of Credited Service and Benefits Payable at Retirement
          Final Average       ------------------------------------------------------------------------------
         Annual Earnings          15                   20                   25                   30
------------------------------------------------------------------------------------------------------------
             $50,000            $ 7,500              $10,000              $12,500              $15,000
------------------------------------------------------------------------------------------------------------
             $75,000            $11,250              $15,000              $18,750              $22,500
------------------------------------------------------------------------------------------------------------
            $100,000            $15,000              $20,000              $25,000              $30,000
------------------------------------------------------------------------------------------------------------
            $125,000            $18,750              $25,000              $31,250              $37,500
------------------------------------------------------------------------------------------------------------
            $150,000            $22,500              $30,000              $37,500              $45,000
------------------------------------------------------------------------------------------------------------
            $200,000            $30,000              $40,000              $50,000              $60,000
             & Above
------------------------------------------------------------------------------------------------------------

      As of December 31, 2001, Messrs. Swan, Kolkmeyer, Berner, Dintino and Polino and Ms. Monti, had 14, 11, 10, 1, 2, and 8 years of credited service under the Retirement Plan, respectively.

      As of February 1, 2002 the Company has frozen the Retirement Plan. Effective on or after February 1, 2001, no employees will be permitted to commence or recommence participation in the Retirement Plan, no further benefits will accrue to any current participants in the Retirement Plan and future compensation will not be considered in determining benefits.

      Stock Benefit Plans. The Board of Directors of the Company has adopted the 1999 Stock Option Plan for directors, officers and employees, which was approved by stockholders at the 1999 Annual Meeting. The Board of Directors has also adopted the 1999 Recognition and Retention Plan for directors, officers and employees, which was approved by stockholders at the 1999 Annual Meeting.

      Set forth below is certain information regarding options granted to the Named Executive Officers during 2001.

======================================================================================================================

                                          OPTION GRANTS IN LAST FISCAL YEAR
======================================================================================================================

                                                  Individual Grants
----------------------------------------------------------------------------------------------------------------------

                                              Percent of Total
                              Options        Options Granted to        Exercise     Expiration         Grant Date
          Name                Granted       Employees in FY 2001        Price          Date         Present Value (1)
----------------------------------------------------------------------------------------------------------------------
William E. Swan                15,000                 10.0%              $12.60     5/1/11               $60,003

Paul J. Kolkmeyer               8,000                  5.3                12.60     5/1/11                32,002

G. Gary Berner                 10,250                  6.8                12.60     5/1/11                41,002

Kathleen P. Monti               5,000                  3.3                12.60     5/1/11                20,001

Daniel A. Dintino, Jr.             --                   --                   --         --                    --
======================================================================================================================

----------
(1) The grant date present value was derived using the Black-Scholes option pricing model with the following assumptions: volatility of 32.2%; risk free rate of return of 5.07%; dividend yield of 2.86%; and a 7.5 year option life.

      Set forth below is certain information concerning options outstanding to the Named Executive Officers at December 31, 2001. No options were exercised by the Named Executive Officers during 2001.

====================================================================================================================

                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                           FISCAL YEAR-END OPTION VALUES
--------------------------------------------------------------------------------------------------------------------
                                                              Number of                        Value of
                           Shares                            Options at                  In-The-Money Options
                          Acquired                            Year-End                      at Year-End(1)
                            Upon         Value     -----------------------------------------------------------------
         Name             Exercise     Realized     Exercisable/Unexercisable(#)     Exercisable/Unexercisable($)
--------------------------------------------------------------------------------------------------------------------
William E. Swan              0            $--              89,400/190,600                $571,565/1,243,148

Paul J. Kolkmeyer            0            $--               44,600/95,400                  $285,006/620,582

G. Gary Berner               0            $--               30,300/69,700                  $193,674/442,614

Kathleen P. Monti            0            $--               32,000/68,000                  $204,685/444,690

Daniel A. Dintino, Jr.       0            $--                7,000/28,000                   $54,600/218,400
====================================================================================================================

----------
(1) Equals the difference between the aggregate exercise price of the options and the aggregate fair market value of the shares of Common Stock that would be received upon exercise, assuming such exercise occurred on 12/31/01, at which date the last trade price of the Common Stock as quoted on the NASDAQ National Market was $16.83.

Ownership Reports by Officers and Directors

      The Common Stock of the Company is registered with the SEC pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). The officers and Directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4, or 5 on a timely basis. Based on the Company's review of ownership reports, no officer or Director failed to file ownership reports on a timely basis for the year ended December 31, 2001, except that two purchase transactions during the year by Mr. Bisgrove were reported on a Form 5 following the year end rather than on a Form 4 following the months during which the purchases occurred.

Transactions With Certain Related Persons

      Federal law and regulation generally require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, regulations also permit executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Pursuant to such a program, loans have been extended to Directors and executive officers, which loans are on substantially the same terms as those prevailing at the time for comparable transactions with the general public, except as to the interest rate charged, which rate is the same as available to all employees. These loans do not involve more than the normal risk of repayment or present other unfavorable features.

--------------------------------------------------------------------------------
    PROPOSAL II - APPROVAL OF THE 2002 LONG-TERM INCENTIVE STOCK BENEFIT PLAN
--------------------------------------------------------------------------------

      The Board of Directors of the Company has adopted the 2002 Long-term Incentive Stock Benefit Plan (the "2002 Stock Benefit Plan") as a means of providing outside directors and key employees of the Company with a proprietary interest in the growth and performance of the Company. The following is a summary of the material features of the 2002 Stock Benefit Plan, which is qualified in its entirety by reference to the provisions of the Plan attached hereto as Exhibit A.

General

      The 2002 Stock Benefit Plan will remain in effect for a period of ten years following adoption by stockholders. The 2002 Stock Benefit Plan authorizes the issuance of up to 834,396 shares of Common Stock pursuant to grants of stock options, stock appreciation rights, accelerated ownership option rights or stock awards.

      The 2002 Stock Benefit Plan will be administered by a committee (the "Committee") appointed by the Board of Directors, which will include two or more "Non-employee Directors." The Committee has full and exclusive power within the limitations set forth in the 2002 Stock Benefit Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Plan's purposes; and interpreting and otherwise construing the 2002 Stock Benefit Plan. The Committee will determine the appropriate mix of stock options and stock awards to be granted to best achieve the objectives of the plan. The 2002 Stock Benefit Plan may be amended by the Board or the Committee, without the approval of shareholders, but no such amendments may: increase the numbers of shares issuable under the plan; or adversely affect any outstanding awards under the 2002 Stock Benefit Plan without the consent of the holders thereof.

Eligibility

      Key employees and outside Directors of the Company or its subsidiaries are eligible to receive awards under the 2002 Stock Benefit Plan.

Types of Awards

      The Committee may determine the type and terms and conditions of awards under the Plan. Awards may be granted in a combination of stock options, stock appreciation rights, accelerated ownership option rights and/or stock awards. Such awards may have terms providing that the settlement or payment of one type of award automatically reduces or cancels the remaining award. Awards may include the following:

      Stock Options. Stock options entitle their holders to purchase shares of Common Stock at a specified price for a specified period. The exercise price of each option may not be less than 100% of fair market value on the date of grant. Fair market value for purposes of the 2002 Stock Benefit Plan means the reported closing price of the Common Stock on the day the option is granted or, if the Common Stock is not traded on such date, on the next preceding day on which the Common Stock was traded.

      Any stock option granted in the form of any incentive stock option will be intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. Only options granted to employees qualify for incentive stock option treatment. A stock option may be exercised in whole or in installments, which may be cumulative. Shares of Common Stock purchased upon the exercise of a stock option must be paid for in full at the time of the exercise in cash or such other consideration determined by the Committee. Payment may include tendering shares of Common Stock or surrendering of a stock award, or a combination of methods.

      Stock Appreciation Rights. A stock appreciation right ("SAR") is the right to receive a payment equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the fair market value on the date of grant of the SAR. Payment upon exercise of an SAR will be in cash and/or Common Stock.

      In the case of an SAR granted retroactively, in tandem with, or as substitution for another award, the exercise or designated price may be no lower than the fair market value of a share on the date such other award was granted.

      Accelerated Ownership Option Rights. An accelerated ownership option right may be granted simultaneously with or subsequent to the grant of any stock option with respect to all or some of the shares covered by such stock option. In the event an accelerated ownership option right has been granted, upon the exercise of the related stock option, the participant will be granted an accelerated ownership stock option to purchase a number of shares of Common Stock equal to the number of whole shares used in payment of the purchase price of the stock option. The exercise price of the accelerated ownership option will be the fair market value of the Common Stock on the date of grant of the accelerated ownership option.

      Stock Awards. Stock awards are awards made in stock or denominated in stock units which entitle the recipient to receive future payments in either shares, cash, or a combination thereof. Stock awards may be subject to conditions established by the Committee and set forth in the award agreement, and which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, and other measurements of performance. Stock awards may be subject to restrictions and contingencies regarding vesting and eventual payment as the Committee may determine.

      Terms of Awards. Awards made under the 2002 Stock Benefit Plan may be subject to vesting and other contingencies as determined by the Committee. Awards will be evidenced by agreements approved by the Committee which set forth the terms and conditions of each award.

The Committee, in its discretion, may accelerate or extend the period for the exercise or vesting of awards.

      Award payments may be deferred as determined by the Committee. Such deferral settlements may include the payment or crediting of interest on the deferral amounts or the payment or crediting of dividend equivalents on deferred settlements denominated in shares.

      Generally, all awards, except nonincentive stock options, granted under the 2002 Stock Benefit Plan shall be nontransferable except by will or in accordance with the laws of descent and distribution or pursuant to a domestic relations order. During the life of the participant, awards can be exercised only by him or her. The Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the 2002 Stock Benefit Plan upon the participant's death.

Change in Control

      Upon the occurrence of an event constituting a change in control of the Company as defined in the 2002 Stock Benefit Plan, all awards outstanding will become immediately vested.

Tax Consequences

      The following are the federal tax consequences generally arising with respect to awards granted under the 2002 Stock Benefit Plan. The grant of an option will create no tax consequences for an optionee or the Company. The optionee will have no taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. Upon exercising an option other than an incentive stock option, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise; the Company will be entitled to a deduction for the same amount. The tax treatment for an optionee on a disposition of shares acquired through the exercise of an option depends on how long the shares have been held and whether such shares were acquired by exercising an incentive stock option or by exercising an option other than an incentive stock option. Generally, there will be no tax consequences to the Company in connection with the disposition of shares acquired under an option except that the Company may be entitled to a deduction in the case of a disposition of shares acquired under the incentive stock option before the applicable incentive stock option holding periods have been satisfied.

      With respect to other awards granted under the 2002 Stock Benefit Plan that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or the fair market value of shares or other property received; the Company will be entitled to a deduction for the same amount. With respect to awards that are settled in stock or other property that is restricted as to transferability or subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the shares or other property received at the time the shares or other property became transferable or not subject to substantial risk of forfeiture, whichever occurs earlier; the Company will be entitled to a deduction for the same amount.

                      -------------------------------------

      No options have been granted under the 2002 Stock Benefit Plan as of the date of this Proxy Statement. There are twenty-one outside directors of the Company and its subsidiaries and 127 key employees eligible to participate in the 2002 Stock Benefit Plan.

      As of March 21, 2002, the last sale price of the Common Stock, as reported on the Nasdaq National Market, was $18.23.

      The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required for approval of the 2002 Stock Benefit Plan. The purpose of obtaining stockholder approval of the 2002 Stock Benefit Plan is to qualify the plan for the granting of incentive stock options and to satisfy the requirement for the continued listing of the Company's Common Stock on the Nasdaq National Market. Under regulations issued by the New York State Banking Department, in order for members of the board of trustees of First Niagara Financial Group, MHC (all members of the Board of Directors of the Company, except Messrs. Bisgrove, Jr. and Kaufman, are members of the board of trustees of First Niagara Financial Group, MHC) to participate in the 2002 Stock Benefit Plan, the affirmative vote of the holders of a majority of the total shares of Common Stock issued and outstanding, excluding shares held by First Niagara Financial Group, MHC, is required.

      Because the Company is a bank holding company operating in the mutual holding company structure, the issuance of shares of Common Stock under the 2002 Stock Benefit Plan is subject to the approval of the Federal Reserve Bank of New York. The Company has applied for such approval.

            YOUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
             "FOR" THE 2002 LONG-TERM INCENTIVE STOCK BENEFIT PLAN

--------------------------------------------------------------------------------
     PROPOSAL III - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

      The Company's independent auditors for the year ended December 31, 2001 were KPMG LLP ("KPMG"). The Board of Directors of the Company has approved the engagement of KPMG to be the Company's auditors for the year ending December 31, 2002, subject to the ratification of the engagement by the Company's stockholders at this Annual Meeting.

      Set forth below is certain information concerning aggregate fees billed for professional services rendered by KPMG during 2001:

           Audit Fees, Excluding Audit Related               $140,000
           Financial Information Systems
               Design and Implementation Fees                      --
           All Other Fees
               Audit Related Fees                              25,800
               Other Non-audit Services                       265,600
                                                             --------
                     Total All Other Fees                     291,400
                                                             --------

           Total Fees                                        $431,400
                                                             ========

      The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax services and management consulting services rendered, is compatible with maintaining KPMG's independence. The Audit Committee concluded that performing such services does not affect KPMG's independence in performing its function as auditor of the Company.

      A representative of KPMG is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

      In order to be eligible for inclusion in the proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 6950 South Transit Road, P.O. Box 514, Lockport, New York 14095-0514, no later than November 21, 2002. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

--------------------------------------------------------------------------------
                   ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED
                              AT AN ANNUAL MEETING
--------------------------------------------------------------------------------

      The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than ninety (90) days before the date fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

      The date on which next year's annual meeting of stockholders is expected to be held is May 6, 2003. Accordingly, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next Annual Meeting must be given to the Company by February 5, 2003. If notice is received after February 5, 2003, it will be considered untimely, and the Company will not be required to present the matter at the stockholders meeting.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

      The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

      The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation. The Company has retained Georgeson Shareholder Communications, Inc., a proxy solicitation firm, to assist the Company in the solicitation of proxies for the Annual Meeting, for a fee of $4,500, plus out-of-pocket expenses.

      AN ADDITIONAL COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO CHRISTOPHER J. THOME, ASSISTANT VICE PRESIDENT, REPORTING AND INVESTOR RELATIONS MANAGER, 6950 SOUTH TRANSIT ROAD, P.O. BOX 514, LOCKPORT, NEW YORK, 14095-0514 OR CALL (716) 625-7645.

                                BY ORDER OF THE BOARD OF DIRECTORS

                                /s/ Robert N. Murphy
                                Robert N. Murphy
                                Corporate Secretary

Lockport, New York
March 21, 2002

                                                                       Exhibit A

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                   2002 LONG-TERM INCENTIVE STOCK BENEFIT PLAN

      1. PURPOSE. The purpose of the First Niagara Financial Group, Inc. 2002 Long-term Incentive Stock Benefit Plan (the "Plan") is to advance the interest of First Niagara Financial Group, Inc. (the "Company") and to increase shareholder value by providing outside directors and key employees of the Company and its affiliates, upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its affiliates largely depends, with additional incentive in the form of a proprietary interest in the growth and performance of the Company and to encourage their continued service with the Company and its affiliates. A purpose of the Plan is also to attract and retain people of experience and ability to the Company and its affiliates.

      2. TERM. The Plan shall be effective as of the date of stockholder approval, which is expected to be May 7, 2002 (the "Effective Date") and shall remain in effect for ten years thereafter, unless sooner terminated by the Company's Board of Directors (the "Board"). After termination of the Plan, no future awards may be granted but previously made awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

      3. PLAN ADMINISTRATION. A committee (the "Committee") appointed by the Board shall be responsible for administering the Plan. The Committee shall be comprised of either (i) at least two "Non-Employee Directors" of the Company, or
(ii) the entire Board of the Company. A "Non-Employee Director" means, for purposes of the Plan, a director who (a) is not employed by the Company or an affiliate; (b) does not receive compensation directly or indirectly as a consultant (or in any other capacity than as a director) greater than $60,000;
(c) does not have an interest in a transaction requiring disclosure under Item 404(a) of Regulation S-K; or (d) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K. Actions and decisions of the Committee shall be approved by a majority of the members of the Committee. The Committee shall have full and exclusive power to interpret, construe and implement the Plan and any rules, regulations, guidelines or agreements adopted hereunder and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. These powers shall include, but not be limited to, (i) determination of the type or types of awards to be granted under the Plan; (ii) determination of the terms and conditions of any awards under the Plan; (iii) determination of whether, to what extent and under what circumstances awards may be settled, paid or exercised in cash, shares, other securities, or other awards, or other property, or accelerated, canceled, extended, forfeited or suspended; (iv) adoption of modifications, amendments, procedures, subplans and the like as are necessary;
(v) subject to the rights of participants, modification, change, amendment or cancellation of any award to correct an administrative error; and (vi) taking any other action the Committee deems necessary or desirable for the administration of the Plan. All determinations, interpretations, and other decisions under or with respect to the Plan or any award by the Committee shall be final, conclusive and binding upon the Company, any participant, any holder or beneficiary of any award under the Plan and any employee of the Company.

      4. ELIGIBILITY. Any employee of the Company shall be eligible to receive Incentive Stock Options, Non-Statutory Stock Options, Stock Awards, Stock Appreciation Rights, and Accelerated Ownership Option Rights under the Plan. Outside directors shall be eligible to receive Non-Statutory Stock Options, Accelerated Ownership Option Rights and Stock Awards under the Plan. The term "Company" includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee. An "outside director" means a director of the Company or an Affiliate who is not an employee of the Company or an Affiliate.

      5. SHARES OF STOCK SUBJECT TO THE PLAN. There shall be 834,396 shares of Common Stock in the aggregate reserved for issuance under the Plan, which shares shall be available for issuance (subject to adjustment as provided in Section 6) pursuant to the exercise of stock options, granted under Sections 7(a) and (c) of the Plan, or Stock Awards, under Section 7(d) of the Plan. The maximum number of shares that may be subject to all awards granted to any one employee of the Company is 300,000.

      In instances where a stock appreciation right ("SAR") or other award is settled in cash or any form other than shares, then the shares covered by these settlements shall not be deemed issued and shall remain available for issuance under the Plan. Any shares that are issued by the Company, and any awards that are granted by, or become obligations of, the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall not be counted against the shares available for issuance under the Plan. In addition, any shares that are used for the full or partial payment of the exercise price of any option in connection with an Accelerated Ownership Option Right will not be counted as issued under the Plan and will be available for future grants under the Plan.

      Any shares issued under the Plan may consist in whole or in part, of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

      6. ADJUSTMENTS AND REORGANIZATIONS.

      (a) Changes in Stock. If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number of kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Stock Options or Stock Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Stock Options shall not change the aggregate

            Stock Option purchase price payable with respect to shares that are subject to the unexercised portion of the Stock Option outstanding but shall include a corresponding proportionate adjustment in the Stock Option purchase price per share.

      (b) Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs. Subject to Section 23 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities, any Stock Option or Stock Awards theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of stock subject to such Stock Option or Stock Awards would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Stock Option purchase price per share so that the aggregate Stock Option purchase price thereafter shall be the same as the aggregate Stock Option purchase price of the shares remaining subject to the Stock Option immediately prior to such reorganization, merger, or consolidation.

Adjustments under this Section 6 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The granting of awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

      7. AWARDS. The Committee shall determine the type or types of award(s) to be made to each participant under the Plan and shall approve the terms and conditions governing these awards in accordance with Section 12. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company, including the plan of any acquired entity.

      (a) Stock Option - is a grant of a right to purchase a specified number of shares of Common Stock during a specified period. The purchase price of each option shall be the Fair Market Value of a share on the date such other award was granted. However, if a key employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its affiliates (or under Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code") is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its affiliates by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such key employee, or by or for any corporation, partnership, estate or trust of which such key employee is a shareholder, partner or beneficiary), the purchase price per share of Common

            Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Company's Common Stock on the date the Incentive Stock Option is granted. A stock option may be exercised in whole or in installments, which may be cumulative. A stock option may be in the form of an Incentive Stock Option, which complies with Section 422 of the Code, as amended, and the regulations thereunder at the time of grant, or a Non-Statutory Stock Option. A Non-Statutory Stock Option means an option granted by the Committee to (i) an outside director or (ii) to any other participant, and such option is either
            (A) not designated by the Committee as an Incentive Stock Option, or
            (B) fails to satisfy the requirements of an Incentive Stock Option as set forth in Section 422 of the Code and the regulations thereunder. The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of the exercise, in either cash or such other methods as provided by the Committee at the time of grant or as provided in the form of agreement approved in accordance herewith, including tendering (either actually or by attestation) Common Stock at Fair Market Value on the date of surrender, or any combination thereof.

      (b) Stock Appreciation Right - is a right to receive a payment, in cash and/or Common Stock, as determined by the Committee, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value on the date of grant of the SAR as set forth in the applicable award agreement, except that, in the case of an SAR granted retroactively in tandem with or as a substitution for another award, the exercise or designated price may be no lower than the Fair Market Value of a share on the date such other award was granted.

      (c)   Accelerated Ownership Option Rights, as defined in Section 12.

      (d) Stock Award - is an award made in stock or denominated in units of stock. All or part of any stock award may be subject to conditions established by the Committee, and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, and other measurements of individual, business unit or Company performance.

      8. DEFERRALS AND SETTLEMENTS. Payment of awards may be in the form of cash, stock, other awards, or in combinations thereof as the Committee shall determine at the time of grant, and with such restrictions as it may impose. The Committee may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts or the payment or crediting of dividend equivalents on deferred settlements denominated in shares.

      9. FAIR MARKET VALUE. Fair Market Value for all purposes under the Plan shall mean the reported closing price of Common Stock as reported by the Nasdaq stock market on such date, or if the Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded thereon. Under no circumstances shall Fair Market Value be less than the par value of the Common Stock.

      10. TRANSFERABILITY AND EXERCISABILITY. All awards other than Non-Statutory Stock Options under the Plan will be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the participant other than by will or the laws of descent and distribution, except pursuant to a domestic relations order entered by a court of competent jurisdiction or as otherwise determined by the Committee. In the event that a participant terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, the Committee may authorize a third party, including but not limited to a "blind" trust, to act on behalf of and for the benefit of the representative participant with respect to any outstanding awards.

      If so permitted by the Committee, a participant may designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any distributions under the Plan upon the death of the Participant. However, in the case of participants covered by Section 16 of the 1934 Act, any contrary requirements of Rule 16b-3 under the 1934 Act, or any successor rule, shall prevail over the provisions of this Section.

      Awards granted pursuant to the Plan may be exercisable pursuant to a vesting schedule as determined by the Committee. The Committee may, in its sole discretion, accelerate or extend the time at which any Stock Option may be exercised, or any Stock Award may vest, in whole or in part, provided, however, that with respect to an Incentive Stock Option, it must be consistent with the terms of Section 422 of the Code in order to continue to qualify as an Incentive Stock Option. Notwithstanding the above, in the event of Retirement (as herein defined), death or Disability, all awards shall immediately vest. "Retirement" means retirement at the normal retirement date as set forth in the pension plan of First Niagara Bank or in accordance with any written agreement entered into with a participant, or in the absence of the foregoing, as determined by the Board of Directors in the event there is no such plan. "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him, or of a director to serve as such. Additionally, in the case of an employee, a medical doctor selected or approved by the Board must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of paid employee's lifetime.

      11. AWARD AGREEMENTS. Awards under the Plan shall be evidenced by an agreement as shall be approved by the Committee that sets forth the terms, conditions and limitations to an award and the provisions applicable in the event the participant's employment terminates, provided however, in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant. However, if any key employee, at the time an Incentive Stock Option is granted to him, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its affiliate (or, under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such key employee, or by or for any corporation, partnership, estate or trust of which such key employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted to him shall not be exercisable after the expiration of five years from the date of grant.

      In addition, to the extent required by Section 422 of the Code, the aggregate Fair Market Value (determined at the time the option is granted) of the Common Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and its affiliates) shall not exceed $100,000. In the event the amount exercisable shall exceed $100,000, the first $100,000 of Incentive Stock Options (determined as of the date of grant) shall be exercisable as Incentive Stock Options and any excess shall be exercisable as Non-Statutory Stock Options.

      12. ACCELERATED OWNERSHIP STOCK OPTION RIGHTS. The Committee may grant the right to receive an Accelerated Ownership Option simultaneously with, or subsequent to, the grant of any stock option, with respect to all or some of the shares covered by such stock option, provided, however, that with respect to an Incentive Stock Option, such grant must be consistent with the terms of Section 422 of the Code in order to continue to qualify as an Incentive Stock Option. In the event an Accelerated Ownership Option Right has been granted, upon the exercise of the related Stock Option, the participant will be granted an Accelerated Ownership Stock Option (which may be an Incentive or Non-Incentive Stock Option) to purchase a number of shares of Common Stock equal to the sum of the number of whole shares of Common Stock used by the participant in payment of the purchase price of the Stock Option. The exercise price of the Accelerated Ownership Option shall be the Fair Market Value of the Common Stock on the date of grant of the Accelerated Ownership Option. The term during which the Accelerated Ownership Option may be exercised (and the other terms and conditions) shall be determined by the Committee, but in no event shall an Accelerated Ownership Option be exercisable in whole or in part before the expiration of six months from the date of the grant of the Accelerated Ownership Option.

      13. PLAN AMENDMENT. The Board or the Committee may modify or amend the Plan as it deems necessary or appropriate or modify or amend an award received by key employees and/or outside directors. No such amendment shall adversely affect any outstanding awards under the Plan without the consent of the holders thereof.

      14. TAX WITHHOLDING. The Company may deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, an amount sufficient to cover the minimum withholding required by law for any federal, state or local taxes or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

      15. OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Unless otherwise determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country.

      16. UNFUNDED PLAN. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

      17. FUTURE RIGHTS. No person shall have any claim or rights to be granted an award under the Plan, and no participant shall have any rights by reason of the grant of any award under the Plan to continued employment by the Company or any subsidiary of the Company.

      18. GENERAL RESTRICTION. Each award shall be subject to the requirement that, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of any award under the Plan upon any securities exchange or under any sate or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such award or the grant or settlement thereof, such award may not be exercised or settled in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

      19. GOVERNING LAW. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

      20. SUCCESSORS AND ASSIGNS. The Plan shall be binding on all successors and permitted assigns of a participant, including, without limitation, the guardian or estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

      21. RIGHTS AS A SHAREHOLDER. A participant shall have no rights as a shareholder with respect to awards under the Plan until he or she becomes the holder of record of shares granted under the Plan.

      22. CHANGE IN CONTROL. Notwithstanding anything to the contrary in the Plan, the following shall apply to all outstanding awards granted under the
Plan:

      (a) Definitions. The following definitions shall apply to this Section:

      "Change in Control" of the Company means a Change in Control of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof pursuant to
      Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Company within the meaning of the Change in Bank Control Act, as administered by the Federal Reserve Board, as in effect on the effective date of this Plan. In addition to the above, a Change in Control shall be deemed to have occurred at such time and payments and benefits under this Section shall be made as (iii) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act), other than First Niagara Financial Group,

      MHC, is or becomes the "beneficial owner" (as defined in Rule d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the Company's outstanding securities ordinarily having the right to vote at the election of directors (except for any securities of the Company purchased by the Company's employee stock ownership plan and trust; or (iv) individuals who constituted the Board on the Effective Date (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Effective Date whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's shareholders was approved by the same nominating board serving under an Incumbent Board, shall be, for purposes of this clause (iv), considered as though he were a member of the Incumbent Board; or (v) a merger, consolidation or sale of all or substantially all the assets of the Company in which the Company is not the surviving institution occurs; or
      (vi) a proxy statement, whether or not supported by management or the Board of Directors, soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or reorganization are exchanged for or converted into cash or property or securities not issued by the Company shall be distributed; or (vii) a tender offer is made for 25% or more of the voting securities of the Company. Notwithstanding the above, (i) a second step conversion of First Niagara Financial Group, MHC shall not be considered, by itself, a Change in Control, and (ii) the Board of Directors shall have the right to determine that a Change in Control has occurred.

      (b) Acceleration of Vesting and Payment of SARs.

            (1) Upon the occurrence of an event constituting a Change in Control, all SARs, stock options, or any other award granted pursuant to this Plan outstanding on such date shall become 100% vested.

            (2) Upon the occurrence of an event constituting a Change in Control involving an exchange of stock, all stock options shall become options to purchase the exchanged stock at the applicable exchange ratio (with no change in the aggregate exercise price).

      23. COMPLIANCE WITH SECTION 16. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provisions of the Plan or actions of the Committee fail to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee administrators.

      24. TERMINATION OF EMPLOYMENT. Upon the termination of an employee's service for any reason other than Disability, Retirement, Change in Control, death or Termination for Cause, the employee's Stock Options shall be exercisable, and all Stock Awards shall vest, but only as to those shares that were immediately purchasable by, or vested in, such employee at the date of termination, and options may be exercised only for a period of three months following termination. In the event of termination of employment for Cause (as defined herein) all rights and awards granted to an employee under the Plan not exercised or vested shall expire upon termination of employee.

      "Termination for Cause" means the termination upon personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, any of which results in a material loss to the Company or an Affiliate.

      No option shall be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than three months following the date of his Retirement or termination of employment following a Change in Control; and provided further, that no option shall be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than one year following termination of employment due to death or Disability and provided further, in order to obtain Incentive Stock Option treatment for options exercised by heirs or devisees of an optionee, the optionee's death must have occurred while employed or within three (3) months of termination of employment. Upon the termination of an employee's service for reason of Disability, Change in Control or death, the employee's Stock Options shall be exercisable as to all shares whether or not then exercisable, and the employee's Stock Awards shall vest as to all shares subject to an outstanding award, whether or not otherwise immediately vested in, such employee at the date of termination, and options may be exercised for a period of one year following termination. Upon the termination of an employee's service for reason of Retirement, the employee's Stock Options shall be exercisable as to all shares whether or not then exercisable, and the employee's Stock Awards shall vest as to all shares subject to an outstanding award, whether or not otherwise immediately vested in, such employee at the date of termination, and options may be exercised for a period of five years following such termination. In no event shall the exercise period extend beyond the expiration of the Stock Option term.

      Upon the termination of a director's service for any reason other than Disability, Retirement, Change in Control, death or Termination for Cause, the director's Stock Options shall be exercisable, but only as to those shares that were immediately purchasable by, or vested in, such director at the date of termination, and options may be exercised for a period of one year following termination of service, and all of the director's unvested Stock Awards shall be forfeited. In the event of termination of service for cause (as defined above) all rights granted to the director under the Plan not exercised by or vested in such director shall expire upon termination of service. Upon the termination of a director's service for reason of Disability, Change in Control or death, the director's Stock Options shall be exercisable as to all shares whether or not then exercisable, and the director's Stock Awards shall vest as to all shares subject to an outstanding award, whether or not otherwise immediately vested in, such director at the date of termination, and options may be exercised for a period of one year following such termination. Upon the termination of a director's service for reason of Retirement, the director's Stock Options shall be exercisable as to all shares whether or not then exercisable, and the director's Stock Awards shall vest as to all shares subject to an outstanding award, whether or not otherwise immediately vested in, such director at the date of termination, and options may be exercised for a period of five years following such termination. In no event shall the exercise period extend beyond the expiration of the Stock Option term.

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                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
   Please complete and date this proxy and return it promptly in the enclosed postage-paid envelope.

                                                        Please mark your
                                                        votes as indicated  |X|
                                                        in this example

The Board of Directors recommends a vote "FOR" Proposals 1 and 2.

1. The election as a director of the nominees listed below (except as marked to the contrary below) for a three-year term:

                                          WITHHELD
                        FOR               FOR ALL

                        |_|                 |_|

01 John J. Bisgrove, Jr.                                 02 James W. Currie
03 B. Thomas Mancuso                                     04 Robert G. Weber

(INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

2. The approval of the First Niagara           FOR   AGAINST   ABSTAIN
Financial Group, Inc. 2002 Long-Term
Incentive Stock Benefit Plan.                  |_|     |_|       |_|

The Board of Directors recommends a vote "FOR" Proposal 3.

3.The ratification of the appointment of        FOR   AGAINST   ABSTAIN
KPMG LLP as auditors for the year ending
December 31, 2002.                             |_|     |_|       |_|

Check Box if You Plan to Attend Meeting        |_|

Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Meeting, and of a Proxy Statement, dated March 21, 2002.

Signature _____________________ Signature _____________________ Date ___________

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.
--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                     Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

--------------------------------------------------------------------------------
                                    Internet
                           http://www.eproxy.com/fnfg

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.
--------------------------------------------------------------------------------
                                       OR

--------------------------------------------------------------------------------
                                   Telephone
                                 1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.
--------------------------------------------------------------------------------

                                       OR

--------------------------------------------------------------------------------
                                      Mail

                              Mark, sign and date
                                your proxy card
                                      and
                                return it in the
                             enclosed postage-paid
                                   envelope.
--------------------------------------------------------------------------------

              If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 7, 2002

      The undersigned hereby appoints the official proxy committee of the Board of Directors of First Niagara Financial Group, Inc. (the "Company"), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at Sean Patrick's Banquet Facility, 3480 Millersport Highway, Getzville, New York on May 7, 2002, at 10:00 a.m. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE COMMITTEE IN ITS DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                                (Continued, and to be signed, on the other side)

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                            YOUR VOTE IS IMPORTANT!

                       You can vote in one of three ways:

      1.    Vote by Internet at our Internet Address: http://www.eproxy.com/fnfg

                                       or

      2.    Call toll free 1-800-435-6710 on a Touch-Tone Telephone.

                                       or

      3. By mail - by promptly returning your completed proxy card in the enclosed envelope.

--------------------------------------------------------------------------------